SECURITIES PURCHASE AGREEMENT

                          dated as of February 20, 1997

                                     between

                          GROVE REAL ESTATE ASSET TRUST

                                       and


                            MORGAN STANLEY GROUP INC.


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                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement"), dated as of February 20, 1997, between Grove Real Estate Asset Trust, a Maryland real estate investment trust ("GREAT") and Morgan Stanley Group Inc., a corporation organized and existing under the laws of the State of Delaware ("Purchaser").

         WHEREAS,   GREAT  has  distributed  to  certain  prospective  investors
(including  Purchaser)  who are  Accredited  Investors (as  defined),  a Private
Placement Memorandum, dated December 5, 1996 (together with all appendices thereto, the "PPM"), in connection with the offering by GREAT to such investors of up to 3,333,333 of GREAT's common shares of beneficial interest, par value $0.01 per share (each a "Common Share"), at a price of $9.00 per Common Share (the "Purchase Price Per Share");

         WHEREAS, following a complete and thorough review of the PPM, Purchaser desires to purchase from GREAT, and GREAT desires to sell to Purchaser, 777,778 Common Shares (the "Purchased Common Shares"), upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Article I

                                   Definitions

         1.1 Definitions. As used in this Agreement, the following terms have the meaning set forth below:

         "Accredited Investor" means, as defined under Regulation D promulgated under the Act, any Person who (i) is able to bear the economic risk of the acquisition of a security and can afford to sustain a total loss with respect to such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment, and therefore has the capacity to protect its own interest in connection with the acquisition of a security and/or (ii) comes within any of the following categories: (1) any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; (2) any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;
(3) any organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (4) any trust manager or executive officer of GREAT; (5) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of that person's purchase exceeds $1,000,000; (6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year; (7) any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and (8) any entity in which all of the equity owners are Accredited Investors.

         As used in this definition, the term "net worth" means the excess of the total assets over total liabilities. In calculating "net worth," the value of a principal residence must be valued at cost or at a written appraised value used by an institutional lender to make a loan secured by the property. In determining income, an investor should add to such investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion contributions to an "IRA" or "KEOGH" retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

         "Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "AMEX" means the American Stock Exchange, Inc. (Emerging Company Marketplace).

         "best efforts" , as used in this Agreement, shall mean commercially reasonable efforts; provided, that in no event shall "best efforts" mean efforts which require the performing party (i) to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations under this Agreement, including, but not limited to, the fees, expenses and disbursements of its accountants, counsel and other professionals, or (ii) in the case of GREAT, to modify the terms of the Consolidation Transactions.

         "Charter" means the Second Amended and Restated Declaration of Trust of GREAT.

         "Charter Amendments" means the amendments proposed to be effected to the Charter, as set forth in the Proxy Statement.

         "Charter Documents" means the Charter and the Bylaws of GREAT, as each may be amended from time to time.

         "Closing" has the meaning ascribed to such term in Section 2.2 of this Agreement.

         "Closing Date" has the meaning ascribed to such term in Section 2.2 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder, or any successor statute.

         "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of GREAT.

         "Common Units" means common units representing ownership interests in the Operating Partnership.

         "Consolidation Transactions" means the consolidation transactions, including the Private Placement, proposed to be entered into by GREAT, as described in the Proxy Statement.

         "Current Proposals" has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

         "Damages" of any Person means any loss, liability (however defined or characterized), diminution in value, damage or expense (including reasonable costs of investigation and prosecution of litigation and attorneys' fees) incurred by such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Certification" has the meaning ascribed to such term in Section 5.3(a) of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Exchange Offer" means the Offer to Exchange, dated December 2, 1996, by the Operating Partnership to the limited partners of certain limited partnerships, pursuant to which certain such limited partners can exchange the interests held by them in such limited partnerships for Common Units or, under certain circumstances, cash, as such Offer to Exchange may be supplemented, amended or modified from time to time.

         "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

         "GREAT" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

         "Knowledge" of GREAT means the actual knowledge of any of its officers (other than assistant officers whose duties are principally ministerial) after due inquiry to satisfy themselves that there is a reasonable basis for belief in the accuracy of any of the representations and warranties made by GREAT, but shall not be construed to require independent review or verification by them of underlying facts.

         "Material Adverse Effect" means any change in or effect on the business of GREAT or its Subsidiaries that is materially adverse to the business, assets, liabilities, results of operations, financial condition or prospects of GREAT and its Subsidiaries taken as a whole, or materially impairs the ability of GREAT to consummate the transactions contemplated by this Agreement.

         "Operating Partnership" means Grove Operating, L.P., a Delaware limited partnership and the operating partnership of GREAT.

         "Permitted Transferee" means (i) any Affiliate of Purchaser and (ii) any investor party to the Morgan Stanley Real Estate Special Situations Fund Separate Accounts Agreement that has granted Purchaser discretionary authority (with respect to voting and investment) over the funds invested pursuant thereto; provided that such transferee executes a counterpart of this Agreement under which it agrees to be bound by all the terms and conditions hereof, including, without limitation, making the representations and warranties set forth in Article IV.

         "Person" means any individual, a partnership, a joint venture, a corporation, a trust, limited liability company, an unincorporated organization or a government or any department or agency thereof.

         "PPM" has the meaning ascribed to such term in the first Whereas clause of this Agreement.

         "Private Placement" means the private placement of up to 3,333,333 Common Shares by GREAT pursuant to and as more fully set forth in the PPM.

         "Proxy Statement" has the meaning ascribed to such term in Section 5.1(b) of this Agreement.

         "Purchase Price" means $7,000,000, which is equal to the product of $9.00 (the Purchase Price Per Share) and 777,778 (the number of Common Shares which constitutes the Purchased Common Shares).

         "Purchase Price Per Share" has the meaning ascribed to such term in the first Whereas clause of this Agreement.

         "Purchased Common Shares" has the meaning ascribed to such term in the second Whereas clause of this Agreement.

         "Qualified Public Offering" means an underwritten public offering of Common Shares yielding gross proceeds (including upon exercise of any over-allotment option) of at least $40 million and the listing for trading of such Common Shares on the AMEX or similar or successor national stock exchange.

         "Receipt" means the receipt to be executed and delivered by each of Purchaser and GREAT at Closing, in the form attached as Exhibit D hereto.

         "Redemption Rights" means the right, beginning one year after the issuance of Common Units to limited partners of the limited partnerships participating in the Exchange Offer, of certain limited partners to require the Operating Partnership to redeem their Common Units for cash equal to the fair market value of an equivalent number of Common Shares at the time of redemption or, at the Operating Partnership's option, it can exchange such Common Units for Common Shares on a one-for-one basis (subject to adjustment).

         "Registration Rights Agreement" means the Registration Rights Agreement, to be entered into on or prior to the Closing, among GREAT, Purchaser and certain other purchasers of the Common Shares offered in the Private Placement, substantially in the form attached hereto as Exhibit E.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Filings" has the meaning ascribed to such term in Section 3.4 of this Agreement.

         "Special  Meeting"  shall  have the  meaning  ascribed  to such term in
Section 5.1(b) of this Agreement.

         "Subsidiaries"   means,   collectively,   GREAT's  direct  or  indirect
majority-owned  subsidiaries,   including,  without  limitation,  the  Operating
Partnership.


                                   Article II.

                            Purchase of Common Shares

         2.1 Purchase of Common Shares. At the Closing, GREAT shall issue and sell to Purchaser, and Purchaser shall purchase from GREAT, the Purchased Common Shares. At the Closing, Purchaser shall pay the Purchase Price for the Purchased Common Shares by wire transfer of immediately available funds or by certified or official bank check payable in same day funds to the order of GREAT. Upon receipt of the Purchase Price, GREAT shall deliver to Purchaser certificates representing the number of Common Shares constituting the Purchased Common Shares, registered in such name or names and such denominations and delivered at such address or addresses as Purchaser shall request.

         2.2 Closing. The closing of the issuance and sale of the Purchased Common Shares hereunder (the "Closing") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP located at 425 Park Avenue, New York, New York 10022, and will occur substantially simultaneously with the closing of the other purchases and sales of Common Shares in the Private Placement. GREAT will notify Purchaser of the date of the Closing (the "Closing Date") not less than three business days prior to the Closing Date.

         2.3      Deliveries.

     (a) Purchaser's Deliveries. At the Closing, in consideration of Purchaser's receipt from GREAT of the Purchased Common Shares, Purchaser shall deliver to GREAT the following:

(i) the Purchase Price in accordance with Section 2.1 hereof;

(ii) the certificate referred to in Section 7.3 hereof duly executed on behalf ofPurchaser;

     (iii) the Registration Rights Agreement, duly executed on behalf of Purchaser; and

(iv) the Receipt, duly executed on behalf of Purchaser.

     (b) GREAT's Deliveries. At the Closing, in consideration of GREAT's receipt of the Purchase Price from Purchaser, GREAT shall deliver to Purchaser the following:

     (i)  certificates  representing  the Purchased  Shares in  accordance  with
Section 2.1 hereof.

(ii) the certificate referred to in Section 6.3 hereof, duly executed by an authorized officer on behalf of GREAT;

     (iii) the Registration Rights Agreement, duly executed by an authorized officer on behalf of GREAT;

(iv) the Receipt, duly executed by an authorized officer on behalf of GREAT;

(v) A comfort letter of Ernst & Young, LLP in the form attached as Exhibit F hereto;

     (vi) a Secretary's certificate of GREAT certifying as to the Charter Documents and the resolutions of the Board of Trust Managers approving the transactions contemplated hereby and by the Proxy Statement; and

(vii) A Certificate of Good Standing of GREAT issued by the Maryland State Department of Assessments and Taxation.

         2.4 Legends. In addition to the legend concerning inter alia, Excess Shares, set forth in the Charter, the certificates evidencing the Purchased Common Shares shall bear the following legends:

                  (a) "The transfer of the securities represented by this certificate is subject to conditions specified in section 5.3(d) of a Securities Purchase Agreement dated February __, 1997, as such agreement may be amended from time to time, and no transfer of such securities shall be valid or effective until such conditions have been fulfilled with respect to such transfer. A copy of such Securities Purchase Agreement will be furnished by the company to the holder of this certificate upon written request and without charge."

                  (b) "These securities have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered sold or otherwise transferred except pursuant to an effective registration statement under the Act or an exemption from the registration requirements thereof. These securities have not been registered under the securities laws of any state."


                                   Article III

                     Representations and Warranties of GREAT

         GREAT hereby represents and warrants to Purchaser that, as of the date of this Agreement and as of the Closing Date:

         3.1 Organization, Good Standing and Qualification. GREAT has been duly organized and is a validly existing trust in good standing under the laws of Maryland with all requisite power and authority to carry on its business as presently conducted. GREAT is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be qualified except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect.

         3.2 Capitalization. (a) As of the date hereof, the authorized capital stock of GREAT consists of 10,000,000 Common Shares, 525,000 of which are issued and outstanding as of the date hereof, and 4,000,000 preferred shares of beneficial interest, $0.01 par value per share, none of which are issued and outstanding as of the date hereof. No other shares of capital stock of GREAT are outstanding or held as treasury shares. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from GREAT of any shares of its capital stock or securities or obligations of any kind convertible into any shares of its capital stock except for (i) options to purchase an aggregate of 100,000 Common Shares held by certain executive officers and trust managers of GREAT and issued under GREAT's 1994 Share Option Plan, (ii) as contemplated by the Private Placement (including pursuant to this Agreement and pursuant to other Securities Purchase Agreements between GREAT on the one hand, and other purchasers of Common Shares therein on the other hand), (iii) the Common Shares issuable to certain Persons participating in the Exchange Offer at the option of the Operating Partnership upon the exercise by such Persons of Redemption Rights in all material respects on the terms described in the Proxy Statement and (iv) warrants to purchase 40,000 Common Shares granted to Barclay Investments, Inc. in connection with GREAT's initial public offering.

                  (b) The Capitalization Table set forth in the section of Appendix I to the PPM entitled "SUMMARY -- Capitalization" sets forth the currently anticipated capitalization of GREAT at the Closing, giving effect to the consummation of the Consolidation Transactions, including the Private Placement. The capitalization set forth on such table has been calculated taking into account various assumptions regarding the Consolidation Transactions, as described in further detail in the above-referenced section of Appendix I to the PPM, and accordingly, the actual capitalization of GREAT following the consummation of the Consolidation Transactions may differ.

         3.3 Authorization. GREAT has full power and corporate authority to execute and deliver this Agreement and the Registration Rights Agreement (subject to shareholder approval as contemplated by the Proxy Statement) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement and the other agreements and instruments contemplated hereby and thereby, and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, have been authorized by the Board of Trust Managers of GREAT and no other proceedings (except for a meeting of the shareholders of GREAT for the purpose of obtaining shareholder approval as contemplated by the Proxy Statement) on the part of GREAT are necessary to authorize this Agreement and the Registration Rights Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed by GREAT and, subject as aforesaid, constitutes, and upon execution and delivery thereof the Registration Rights Agreement will constitute a valid and binding agreement of GREAT enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         3.4 SEC Filings. Purchaser has been provided (or will, upon Purchaser's written request, be provided) true and correct copies of GREAT's annual reports on Form 10-KSB for the fiscal years ended December 31, 1995 and 1994, GREAT's quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and the Proxy Statement (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with the laws, regulations and forms governing the SEC Filings; and none of the SEC Filings contained, as of the date it was filed with the SEC, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5 Valid Issuance of Shares. The Purchased Common Shares, when issued, sold and delivered to Purchaser in accordance with the terms hereof for the consideration expressed herein, will be duly authorized and validly issued, fully paid and nonassessable and, based in part on the representations of Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

         3.6 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or the Registration Rights Agreement by GREAT, its consummation of the transactions contemplated hereby or thereby nor its compliance with any of the provisions hereof or thereof will (a) conflict with or result in the breach of any provision of the Charter Documents; (b) require any consent, approval, order or authorization of, or registration, qualification, designation or filing with or notification to, any governmental or regulatory authority, the failure of which to obtain would have a Material Adverse Effect, except for (i) the filing with the SEC of a Form D and such other documents as may be required in connection with this Agreement and the other Common Shares being issued in the Private Placement, (ii) the filing of such documents with, and the obtaining of orders from, the various state securities authorities that are required in connection with the transactions contemplated by this agreement and (iii) the filing of an additional listing application and the listing of the Purchased Common Shares to be issued pursuant to this Agreement and the other Common Shares to be issued in the Private Placement, as contemplated by Section 5.1(c); or (c) conflict with or result in any breach or default (with or without notice or lapse of time or both) or violate any loan agreement, note, mortgage, indenture, lease or other obligation, instrument, order, injunction, decree, statute, rule or regulation applicable to GREAT or its Subsidiaries or any of their respective properties or assets where such conflicts, breaches, defaults or violations would, in the aggregate, have a Material Adverse Effect.

         3.7 REIT Status. (a) To GREAT's Knowledge, no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by the by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 5.0% of the value of the outstanding equity interest in GREAT. The Board of Trust Managers of GREAT has not exempted any Person from the Ownership Limit (as defined in the Charter) or the Grove Affiliate Investor Limit (as defined in the Charter) or otherwise waived any of the provisions of Section 7 of the Charter. The Ownership Limit and the Grove Affiliate Investor Limit (each as defined in the Charter) have not been modified pursuant to Section 7.9 or 7.10 of the Charter or otherwise; provided, that such limits are expected to be modified pursuant to the Charter Amendments, and, if the Charter Amendments are effected, GREAT's Board of Trust Managers will be permitted to exempt from such limits one or more Persons in connection with a purchase of Common Shares by such Persons in the Private Placement.

                  (b) GREAT (i) has been in its federal income tax returns for the tax years ended December 31, 1994 and 1995 taxed as a real estate investment trust within the meaning of Section 856 of the Code (a "REIT"), and intends in its federal income tax returns for the tax year ended December 31, 1996 to be so taxed and has complied with all applicable provisions of the Code relating to a REIT for 1994, 1995 and 1996, (ii) has operated and currently intends to continue to operate in such a manner so as to qualify as a REIT, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and (iv) to GREAT's Knowledge, and assuming the accuracy of Purchaser's representations in Article IV hereof, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby.

         3.8 No Brokers' or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by GREAT for which Purchaser shall be liable or obligated.



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Doc #1355054.DOC
                                                         11




                   Representations and Warranties of Purchaser

                   Purchaser hereby represents and warrants to GREAT that, as of the date of this Agreement and as of the Closing Date:

                  .0 Organization and Authorization. Purchaser is an entity of the type identified in the introductory paragraph of this Agreement, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby have been, and the consummation of the transactions contemplated hereby and thereby have been, duly and validly authorized by all necessary action of Purchaser, and no other proceedings on the part of Purchaser are or will be necessary to consummate the transactions contemplated hereby. Purchaser has the right, power, legal capacity and authority to enter into, deliver and perform this Agreement and any other agreements and instruments contemplated hereby and to own the Purchased Common Shares, and this Agreement and all such other agreements are, or upon the execution thereof will be, valid and legally binding upon Purchaser and enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  .1 Consents and Approvals; No Violation. None of the execution and delivery of this Agreement by Purchaser, its consummation of the transactions contemplated hereby or its compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the statutes governing the organization and operation of Purchaser or the organizational documents of Purchaser, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except for any filings referred to in Section 3.6, filings by Purchaser under Section 13(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and except for such other consents as are obtained or waived prior to the Closing Date, or (iii) conflict with or result in any breach or default (with or without notice or lapse of time or both) or violate any loan agreement, note, mortgage, indenture, lease or other obligation, instrument, order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

         .2 ERISA Certification. Purchaser has read and comprehends the ERISA Certification referred to in Section 5.3(a) and attached hereto as Exhibit A (the "ERISA Certification"), has completed and executed the ERISA Certification and has delivered the same to GREAT simultaneously with the execution of this Agreement.

                  .3 Information Supplied. None of the written information supplied by Purchaser in connection with the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  .4 No Brokers' or Other Fees. No broker, finder or investment banker is entitled to any brokerage, finder or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates for which GREAT shall be liable or obligated.

                  .5 Investment Intent. Purchaser has read and comprehends the definition of "Accredited Investor" set forth in Section 1.1 hereof, and is an "Accredited Investor." Purchaser is acquiring the Purchased Common Shares for the purpose of investment only and not with a view to or for sale in connection with any distribution thereof (other than in a transaction which is either registered under the Act or which is exempt from such registration). Purchaser hereby acknowledges that (i) copies of the SEC Filings have been provided or made available to Purchaser and (ii) Purchaser has been given an opportunity to ask questions of, and receive written answers from, GREAT and its executive officers concerning the terms and conditions of the Private Placement, and to obtain any additional written information (to the extent GREAT possesses such information or can acquire it without unreasonable expense or effort) necessary to verify the accuracy of the information contained therein.

     .6 Investment Company Matters. Purchaser is not, and after giving effect to the purchase of the Purchased Common Shares hereunder, will not be, an "investment company" subject to registration under the Investment Company Act of 1940, as amended.



                        Covenants of GREAT and Purchaser

  .0 Covenants of GREAT. GREAT covenants and agrees with Purchaser as follows:

     ( ) Access. Between the date of this Agreement and the Closing Date, and subject ------- to any limitations imposed by Section 5(c) of the Act, GREAT shall (and shall cause its Subsidiaries to) give Purchaser and its counsel, accountants and other representatives access to, and furnish Purchaser and its representatives with, all documents, copies of documents, financial and operating data and other information concerning the property and affairs of GREAT as Purchaser may from time to time reasonably request.

     (a) Shareholder Meeting. GREAT shall call a special meeting of its shareholders (the "Special Meeting") to be held as promptly as practicable in connection with the approval by shareholders of certain matters relating to the Consolidation Transactions. GREAT filed on November 21, 1996 with the SEC under the Exchange Act, a proxy statement with respect to the Special Meeting (together with any amendments and supplements thereto, the "Proxy Statement"), and the SEC took a "no review" position with respect to the Proxy Statement. At the Special Meeting, GREAT will, through its Board of Trust Managers, recommend to its shareholders approval of all proposals (the "Current Proposals") included in the Proxy Statement.

     (b) Stock Exchange Listing. Prior to the Closing Date, the Purchased Common Shares to be issued pursuant to this Agreement shall be approved for listing on the AMEX, subject to official notice of issuance.

     (c) Ancillary Agreements. GREAT shall cause the Registration Rights Agreement to be executed by a duly authorized officer on behalf of GREAT at or prior to the Closing.

     (d) Best Efforts. Subject to the terms and conditions of this Agreement, GREAT shall use its best efforts to take, or cause to be taken, all reasonable action, and to do, or cause to be done, all reasonable things necessary, proper or advisable under the applicable laws and regulations to cause the conditions specified in Article VI to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement.

     (e) Material Adverse Changes; SEC Filings; Financial Statements.

     ( ) GREAT will promptly notify Purchaser of any event of which GREAT obtains knowledge which has had or might reasonably be expected to have a Material Adverse Effect or which might reasonably be expected to result in the non-satisfaction of any condition set forth in Article VI.

     (i) Prior to the Closing, GREAT will timely file with the SEC all disclosure documents, including each Quarterly Report on Form 10-Q, Current Report on Form 8-K and Annual Report on Form 10-K, required to be filed by GREAT under the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ii) Each of the financial statements included in GREAT's Forms 10-Q and Form 10-K referred to in clause (ii) shall be prepared in accordance with GAAP consistently applied during the periods covered (except as disclosed therein), except that the quarterly financial statements may omit (y) statements of changes in financial position and footnote disclosures required by GAAP to the extent the content thereof would not materially differ from those disclosures reported in the most recent annual financial statement, and (z) year-end adjustments to the extent not material.

     (f) Director Liability Insurance. GREAT shall maintain directors', and officers' liability insurance in an amount not less than $5 million for the benefit of the Board of Trust Managers.

     (g) Board of Trust Managers; Nominees; Observers.

     ( ) Purchaser shall be entitled to designate either Ted Bigman or Russell Platt or such other individual acceptable to GREAT, in its reasonable discretion, to be nominated as a member of the Board of Trust Managers and GREAT shall recommend such nominee for election to the Board of Trust Managers. In furtherance thereof, at or prior to the Closing, GREAT shall increase the size of the Board of Trust Managers by at least one additional Trust Manager and shall elect Purchaser's nominee to the class of Trust Managers whose term expires at the 1997 annual meeting of GREAT shareholders. At such meeting, GREAT shall nominate Purchaser's nominee for election to the Board of Trust Managers for a three-year term. With respect to any annual meeting of GREAT shareholders thereafter, at least 60 days prior to the date GREAT submits nominees for the Board of Trust Managers to its shareholders, GREAT shall notify Purchaser and thereafter Purchaser shall have 30 days from the date of such notice to submit the name of Purchaser's nominee, together with such other information regarding such nominee as reasonably requested by GREAT in order to prepare the related proxy statement. In the event that at any time Purchaser is entitled to designate a nominee to the Board of Trust Managers pursuant to this Section 5.1(h), such nominee resigns or is removed from the Board, Purchaser shall be entitled to designate a replacement to fill the vacancy created thereby.

     (i) If at any time Purchaser is entitled to designate a nominee to the Board of Trust Managers pursuant to this Section 5.1(h) and Purchaser does not have a representative on the Board of Trust Managers, GREAT shall permit one representative of Purchaser (which representative shall be acceptable to GREAT, in its reasonable discretion) to attend, but not vote, as an observer at each meeting of the Board of Trust Managers or any committee of the Board of Trust Managers empowered to act with the full authority of the Board of Trust Managers, including telephonic meetings. GREAT shall cause notice of any meeting of the Board of Trust Managers or any such committee of the Board of Trust Managers to be delivered to any such representative at the same time and in the same manner as notice is given to the members of the Board of Trust Managers. Such representative will be entitled to receive all written materials given to the members of the Board of Trust Managers in connection with such meetings at the time such materials and information are given to the Board of Trust Managers. GREAT shall reimburse such representative for his reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Trust Managers.

     (iii) In the event that the Board of Trust Managers forms a committee to act in connection with a proposed Qualified Public Offering, GREAT shall name Purchaser's nominee (if any) on the Board of Trust Managers to serve on such committee.

     (iv) Upon termination pursuant to Section 5.1(j) below of Purchaser's right to designate a member of the Board of Trust Managers, Purchaser shall cause its nominee to resign from the Board of Trust Managers, and the provisions of this
Section 5.1(h) shall have no further force or effect.

     (h) Preemptive Rights. GREAT shall provide Purchaser with written notice (the "Issuance Notice") of any proposed issuance for cash of any Common Shares or any securities convertible into or exchangeable for, or any rights or warrants to acquire, any Common Shares no later than 30 days prior to the proposed issuance thereof, including the Qualified Public Offering. The Issuance Notice shall specify the securities to be issued, a purchase price range or formula under which the purchase price is to be determined, the proposed issuance date and all other material terms of such issuance (to the extent then known by GREAT). Upon delivery to GREAT by Purchaser no later than 10 days after the Issuance Notice of a notice (the "Purchase Notice") stating that Purchaser intends to acquire a portion of the securities to be issued, Purchaser shall be entitled, on the terms offered by GREAT to other prospective purchasers of the securities to be issued, to purchase (A) in the case of a proposed issuance of Common Shares, up to a number of Common Shares such that, giving effect to the proposed issuance (and the exercise in full by Purchaser of its rights under this Section 5.1(i) with respect to such proposed issuance), Purchaser would hold the Percentage Amount of all issued and outstanding Common Shares and then-exercisable "in-the-money" options, in the aggregate, and (B) in the case of a proposed issuance of any securities convertible into or exchangeable for, or any rights or warrants to acquire, any Common Shares, up to the Percentage Amount of such securities proposed for issuance. Any Purchase Notice shall state the amount of securities Purchaser intends to purchase. Notwithstanding anything herein to the contrary, GREAT shall be entitled not to proceed with the proposed issuance or to alter the terms thereof; provided that, in the event that any material terms of the proposed issuance are altered, (i) any Issuance Notice and Purchase Notice shall be deemed to be revoked automatically and (ii) Purchaser shall be entitled to participate in such proposed issuance on the terms set forth in a revised Issuance Notice in accordance with this Section 5.1(i), except that the revised Issuance Notice shall be given as soon as practicable but in no event later than five business days prior to the proposed issuance and the Purchase Notice with respect thereto shall be given no later than two business days after the revised Issuance Notice. Notwithstanding the foregoing, this Section 5.1(i) shall not apply to (i) the issuance of Common Shares at any time pursuant to Redemption Rights, (ii) the issuance of any Common Shares pursuant to warrants, options or other securities, convertible into, exchangeable or exercisable for or otherwise carrying the right to receive Common Shares, in each case outstanding as of Closing Date, (iii) the issuance of Common Shares or options or other rights to acquire Common Shares (and the issuance of Common Shares pursuant thereto) pursuant to GREAT's 1996 Share Incentive Plan, and (iv) the issuance of Common Shares or options or other rights to acquire Common Shares (and the issuance of Common Shares pursuant thereto) pursuant to any stock incentive plan adopted after the date of this Agreement. For purposes of this Section 5.1(i), the "Percentage Amount" shall mean twenty percent (20%), except in the case of any proposed issuance of Common Shares for less than $9.00 per share or any securities convertible into or exchangeable for, or any rights or warrants to acquire, any Common Shares where the initial conversion, exchange or exercise price, as the case may be, is less than $9.00 per Common Share, in which case the "Percentage Amount" shall mean twenty-five percent (25%).

     (i) Expiration of Covenants. The covenants of GREAT contained in Sections 5.1(g) through (i) shall expire upon the earlier to occur of (i) consummation of a Qualified Public Offering, and (ii) such time as the Purchaser and its Permitted Transferees, in the aggregate, hold less than ten percent (10%) of the outstanding Common Shares (excluding from the number of outstanding Common Shares for purposes of such calculation, Common Shares issued after the Closing Date to which Purchaser's preemptive rights set forth in Section 5.1(i) did not apply).

     (k) Registration Statements. Before the filing thereof with the SEC, the Company will use reasonable efforts to furnish to Purchaser and the managing underwriters, if any, copies of any shelf registration statement or prospectus, or any amendments or supplements thereto, to be filed pursuant to the Registration Rights Agreement if Purchaser has elected to include any Registrable Securities (as defined in the Registration Rights Agreement) in such registration statement.

     .1 Covenants of Purchaser. Purchaser covenants and agrees with GREAT as follows:

     ( ) Confidentiality. Subject to the requirements of applicable law, Purchaser ---------------- shall, and shall use all reasonable efforts to cause its officers, employees and agents who obtain such information to, hold in confidence all non-public information obtained from GREAT until such time as such information is otherwise available to Purchaser without breach of an agreement with Purchaser or becomes publicly available.

     (a) Proxy Statement. Purchaser shall cooperate with GREAT in the preparation of the Proxy Statement and shall provide to GREAT any information regarding Purchaser required or deemed advisable by GREAT or its advisors to be included in the Proxy Statement. None of the information to be supplied by Purchaser expressly for inclusion in the Proxy Statement, or in any amendments or supplements thereto, will, at the time of (x) the first delivery or mailing thereof or (y) the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Special Meeting called pursuant to Section 5.1(b), Purchaser shall vote all Common Shares owned by it (if any) in favor of approval and adoption of each of the Current Proposals.

     (b) Ancillary Agreements. Purchaser shall cause the Registration Rights Agreement to be executed on behalf of Purchaser and delivered to GREAT at or prior to the Closing.

     (c) Best Efforts. Subject to the terms and conditions of this Agreement, Purchaser shall use its best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under the applicable laws and regulations to cause the conditions specified in Article VII to be satisfied and otherwise to consummate and make effective the transactions contemplated by this Agreement.

                   5.3     ERISA Covenants.

     (a) ERISA Certification. Simultaneous with the execution of this Agreement, Purchaser shall review, complete and deliver to GREAT an ERISA Certification, substantially in the form of Exhibit A hereto (the "ERISA Certification").

(b)Restrictions on Transfer. In addition to any other restrictions on the transferof the Purchased Common Shares, whether contained in the Charter, GREAT's Bylaws or elsewhere, until such time as the Purchased Common Shares are registered under the Act, in no event may a transfer of any interest in a Purchased Common Share be made unless, prior to such transfer, (i) the proposed transferee delivers to GREAT a completed and executed ERISA Certification, and
(ii) GREAT determines, in its sole discretion, that such transfer would not cause any portion of its assets to be deemed to be "plan assets" for purposes of the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and/or Internal Revenue Code Section 4975.




                Conditions of Purchaser's Obligations at Closing

                   The obligations of Purchaser set forth in Article II are subject to the fulfillment or waiver by Purchaser on or before the Closing Date of each of the following conditions:

                  .0 Representations and Warranties. The representations and warranties of GREAT contained in Article III shall be true in all material respects on and as of the Closing Date with the effect as though such representations and warranties had been made on and as of the Closing Date.

                  .1 Performance. GREAT shall have delivered to the Purchaser the items set forth in Section 2.3(b) and performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

         .2 Compliance Certificate. GREAT shall deliver to Purchaser at the Closing a certificate, in the form of Exhibit C hereto, duly executed by an authorized officer on behalf of GREAT, certifying that the conditions specified in Sections 6.1 and 6.2 have been satisfied and that no condition exists or event has occurred requiring GREAT to notify Purchaser under Section 5.1(f)(i).

                  .3 No Litigation. There shall not be any action, suit, proceeding, hearing or investigation or order, decree or injunction of any nature or type threatened, pending or made by or before any governmental body that questions or challenges the lawfulness of the transactions contemplated by this Agreement or in connection with any of the Consolidation Transactions under any law or regulation or seeks to delay, restrain or prevent or obtain damages in respect of such transactions.

                  .4 Consents and Waivers. Any and all consents or waivers from other parties to any agreements, or consents, waivers or permits from other Persons, that are required in connection with the consummation by Purchaser or
    GREAT of the transactions contemplated by this Agreement shall have been obtained, including, without limitation, the approval of GREAT's shareholders of the Current Proposals.

     .5 Ancillary Agreements. The Registration Rights Agreement shall have been duly and validly executed by GREAT and shall be in full force and effect.

         .6 Minimum Private Placement. The aggregate gross proceeds received by GREAT from the concurrent sale of Common Shares hereunder and to other purchasers of Common Shares in the Private Placement shall be not less than $17,500,000 (such minimum condition to be reduced to as low as $15.0 million, if and to the extent that limited partners entitled to receive Common Units in lieu of cash in the Exchange Offer elect to do so).

         .7 Consolidation Transactions. The Consolidated Transactions (including, without limitation, the closing under the Contribution Agreement (as defined in the Proxy Statement), the Exchange Offer and the Refinancing (as defined in the Proxy Statement)) shall have been consummated in all material respects upon the terms and conditions set forth in the Proxy Statement, or all conditions thereto shall have been satisfied so that the same shall occur concurrent with the Closing of the Purchased Shares.

     .8 Director Nominee. The designee of Purchaser, if any, shall have been elected to the Board of Trust Managers of GREAT in accordance with Section 5.1(h).

     .9 Ownership Limitations. GREAT's Board of Trust Managers will have waived the application of the ownership limitations as applied to Purchaser and its Permitted Transferees with respect to the Purchased Common Shares and any securities purchased under Section 5.1(i).




                  Conditions of GREAT's Obligations at Closing

                   The obligations of GREAT set forth in Article II are subject to the fulfillment or waiver by GREAT on or before the Closing of each of the following conditions:

                  .0 Representations and Warranties. The representations and warranties of Purchaser contained in Article IV shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     .1 Purchase Price. Purchaser shall have delivered the Purchase Price to GREAT.

     .2 Compliance Certificate. Purchaser shall deliver to GREAT at the Closing a certificate, in the form of Exhibit B hereto, duly executed by or on behalf of Purchaser, certifying that the conditions specified in Sections 7.1 and 7.4 have been satisfied.

     .3 Performance. Purchaser shall have delivered to GREAT the items set forth in Section 2.3(a) and performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     .4 No Litigation. There shall not be any action, suit, proceeding, hearing or investigation or order, decree or injunction of any nature or type threatened, pending or made by or before any governmental body that questions or challenges the lawfulness of the transactions contemplated by this Agreement or in connection with any of the Consolidation Transactions under any law or regulation or seeks to delay, restrain or prevent or obtain damages in respect of such transactions.

     .5 Consents and Waivers. Any and all consents or waivers from other parties to any agreements or consents, waivers or permits from other Persons that are required in connection with the consummation by Purchaser or GREAT of the transactions contemplated in this Agreement shall have been obtained, including without limitation approval of the Current Proposals by GREAT's shareholders.

     .6 Ancillary Agreements. The Registration Rights Agreement shall have been duly and validly executed by the parties thereto (other than GREAT) and shall be in full force and effect.

     .7 ERISA Certification. Purchaser shall have reviewed, completed and delivered to GREAT the ERISA Certification.

                   7.9 Minimum Private Placement. The aggregate gross proceeds received by GREAT from the concurrent sale of Common Shares hereunder and to other purchasers of Common Shares in the Private Placement shall be not less than $15,000,000.

                   7.10 "Consolidation Transactions". The closing under the Contribution Agreement (as described in the Proxy Statement), the Exchange Offer and the Refinancing (as described in the Proxy Statement) shall have occurred, or all of the conditions thereto shall have been satisfied so that the closings thereunder occur concurrently with the sale of the Purchased Shares.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                   8.1 Successors and Assigns. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other; provided, that Purchaser shall be entitled to assign its rights (and delegate its duties, provided that, notwithstanding such delegation, Purchaser shall continue to remain obligated therefor) under this Agreement to any Permitted Transferee who acquires Purchased Common Shares from the Purchaser, provided, further that Purchaser's rights under Section 5.1(g) and (h) shall only be assignable to a Permitted Transferee which is an Affiliate of Purchaser. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, except that the internal corporate affairs of GREAT shall be governed by the laws of Maryland applicable thereto.

                   8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.4 Captions. The captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   8.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth herein) or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to GREAT, a copy of which written notice shall be on file with the Secretary of GREAT:

          ( )       To GREAT:

                    Grove Real Estate Asset Trust
                    598 Asylum Avenue
                    Hartford, Connecticut 06105
                    Telecopier No.:  (860) 947-6960
                    Telephone No.:   (860) 246-1126
                    Attention: Mr. Joseph LaBrosse, Chief Financial Officer
                                       and Secretary

                    With copies to:

                    Kaye, Scholer, Fierman, Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York  10022
                    Telecopier No.:  (212) 836-8689
                    Telephone No.:   (212) 836-8685
                    Attention:  Lynn Toby Fisher, Esq.

          (a)       To Purchaser:

                    Morgan Stanley Asset Management Inc.
                    1221 Avenue of the Americas
                    22nd Floor
                    New York, NY 10020
                    Telecopier No.: 212-762-7536
                    Telephone No.: 212-762-4000
                    Attention: General Counsel

          Any Notice given to Purchaser shall be deemed to have been given to any Permitted Transferee.

                   8.6 Expenses. Whether or not the Closing occurs, GREAT shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and shall reimburse Purchaser for all such costs incurred by it (including the reasonable fees and expenses of counsel to Purchaser) provided such costs shall not exceed $50,000 without GREAT's written consent.

                   8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by each of (i) GREAT and (ii) Purchaser and/or Permitted Transferees holding a majority of the Purchased Common Shares.

                   8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

                   8.9 Publicity. GREAT and Purchaser shall continue to consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, and they shall not issue any such press release or make any such public statement prior to such consultation, except as may, in the judgment of counsel, be required by law or by obligations pursuant to any securities laws or listing agreement with any national securities exchange, in which case GREAT shall use reasonable efforts to provide a copy of any such press release or public statement to Purchaser prior to the filing or release thereof.

                   8.10 Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

                   8.11 Entire Agreement. This Agreement, including the exhibits hereto, the documents, schedules, certificates and referred to herein, together with the Registration Rights Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by such agreements. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such transactions.

     8.12 Survival. All representations and warranties and covenants of the parties contained in this Agreement shall survive the Closing.


                                   ARTICLE IX

                                   Termination

     9.1  Termination   Events.   This  Agreement  may  be  terminated  and  the
transactions contemplated hereby may be abandoned at any time before the Closing
Date:

     (a) by mutual written agreement of Purchaser and GREAT;

     (b) by either GREAT or Purchaser at any time after April 30, 1997 if, at the time notice of such termination is given, the Closing has not occurred, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the Closing Date;

     (c) by Purchaser (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by GREAT that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by GREAT contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to GREAT; or

     (d) by GREAT (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Purchaser that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Purchaser contained herein which has not been, or cannot be, cured within 30 days after written notice of such breach is given to Purchaser.

          The power of termination provided for by this Section 9.1 shall be effective only after notice thereof, duly executed on behalf of the party for which it is given, shall have been given to the other.

                   9.2 Procedure Upon Termination;  Liabilities. In the event of a termination of this Agreement by either or both of GREAT and Purchaser pursuant to Section 9.1, notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and have no further effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 5.2(a) (Confidentiality), 8.6 (Expenses), 8.2 (Governing Law), and 8.5 (Notices), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

     IN WITNESS WHEREOF, Purchaser and GREAT have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                         MORGAN STANLEY GROUP INC.


                         By:     /s/ BARTON M. BIGGS
                               Name: Barton M. Biggs
                            Title:   Managing Director


                         GROVE REAL ESTATE ASSET TRUST


                         By:
                              Damon Navarro
                              Chief Executive Officer

 Exhibit A

                               ERISA CERTIFICATION


                   Reference is made to that certain Securities Purchase Agreement (the "Agreement"), dated as of February 21, 1997, between Grove Real Estate Asset Trust ("GREAT") and Morgan Stanley Group Inc. ("Purchaser"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     This is the  ERISA  Certification  referred  to in,  and  contemplated  by,
Section 5.3(a) of the Agreement.

                   The United States Department of Labor (the "DOL") has promulgated 29 CFR 2510.101 (the "DOL Regulation") defining the term "plan assets" for purposes of the fiduciary requirements of Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of ERISA and Internal Revenue Code Section 4975. Under the DOL Regulation, when an employee benefit plan or an entity that holds the assets of an employee benefit plan ("Benefit Plan Investors") makes an equity investment in another entity, the underlying assets of that entity generally will be considered plan assets unless one of the exceptions contained in the DOL Regulation is met. In order to avoid having its assets deemed to be plan assets of any Benefit Plan Investor that purchases Common Shares in the Private
Placement, GREAT has determined to restrict the number of Common Shares purchased by Benefit Plan Investors in the Private Placement. In order to permit GREAT to comply with this restriction, Purchaser hereby certifies the following under penalties of perjury [check one]:

     |_|      It is not a Benefit Plan Investor.

  [_|   It is a Benefit Plan Investor because it is [Check Applicable Category]:

     |_| an employee welfare benefit plan or employee pension benefit plan, as those terms are defined in ERISA Section 3, subject to ERISA (including, without limitation: a pension, profit sharing, stock bonus or employee stock ownership plan that is qualified under Internal Revenue Code Section 401(a), and is established for the benefit of the employees of any employer or is a "Keogh" plan established for the benefit of a self-employed individual (or the partners of a partnership);

     |_| a governmental plan (as defined in ERISA) which is not subject to ERISA;

     |_| an individual retirement account or annuity described in Internal Revenue Code Section 408; or

     |_| any other entity or account the underlying assets of which are deemed to be "plan assets," within the meaning of 29 CFR Section 2510.3-101 (including, without limitation, a bank collective investment vehicle or group trust or an insurance company separate account) as follows [describe]:










                   IN  WITNESS  WHEREOF,   Purchaser  has  executed  this  ERISA
Certification as of this 20th day of February, 1997.



                                       MORGAN STANLEY GROUP INC.


                                       By
                                          Name:
                                          Title:

                                    Exhibit B

                       PURCHASER'S COMPLIANCE CERTIFICATE

                   Pursuant to Section 7.3 of the Securities Purchase Agreement (the "Agreement"), dated February __, 1997, between ____________________,
("Purchaser") and Grove Real Estate Asset Trust ("GREAT"), the undersigned is duly authorized to certify on behalf of Purchaser, and hereby certifies on behalf of Purchaser that:

     1. The representations and warranties of Purchaser contained in the Agreement are true as of the date hereof, as though such representations and warranties had been made on the date hereof.

     2. Purchaser has delivered to GREAT all items set forth in Section 2.3(a) and performed and complied in all material respects with all agreements, obligations and conditions contained in the Agreement that were required to be performed or complied with by Purchaser on or before the date hereof.

                   IN WITNESS WHEREOF, the undersigned has set his hand this __ day of ___________________, 199_.



     Insert Name of Purchaser


     By Name: Title:

                                                        Exhibit C

                         GREAT's COMPLIANCE CERTIFICATE

                   Pursuant to Section 6.3 of the Securities Purchase Agreement (the "Agreement"), dated February __, 1997, between ____________________,
("Purchaser") and Grove Real Estate Asset Trust ("GREAT"), the undersigned, the Secretary of GREAT, hereby duly certifies on behalf of GREAT that:

     1. The representations and warranties of GREAT contained in the Agreement are true in all material respects as of the date hereof, as though such representations and warranties had been made on the date hereof.

     2. GREAT has delivered to Purchaser all items set forth in Section 2.3(b) and performed and complied in all material respects with all agreements, obligations and conditions contained in the Agreement that were required to be performed or complied with by GREAT on or before the date hereof.

     3. No condition exists or event has occurred requiring GREAT to notify Purchaser under Section 5.1(f)(i) of the Agreement.

     IN WITNESS WHEREOF, the undersigned has set his hand this __ day of ___________________, 199_.


               GROVE REAL ESTATE ASSET TRUST


                      By:
                    Joseph R. LaBrosse
                    Secretary

                                    Exhibit D

                                     RECEIPT


                   Reference is made to the Securities Purchase Agreement (the "Agreement"), dated February __, 1997, between ____________________
("Purchaser") and Grove Real Estate Asset Trust ("GREAT"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     GREAT hereby acknowledges receipt, on the date hereof, of $_____________ in respect of the Purchase Price.

                   Purchaser hereby acknowledges receipt, on the date hereof, the certificate(s) listed on Schedule A hereto representing an aggregate of ____ Common Shares, which Common Shares constitute the Purchased Common Shares, as such number of Common Shares may have been adjusted from time to time prior to the date hereof in accordance with Section 5.3(b) of the Agreement.

                             GROVE REAL ESTATE ASSET TRUST


                             By:
                                  Joseph R. LaBrosse
                                  Chief Financial Officer


                             MORGAN STANLEY GROUP INC.

                             By:     Morgan Stanley Asset Management Inc.


                                      By
                                     Name:
                                     Title:

                             Schedule A

                             Certificate(s) Representing Purchased Shares

 Exhibit E

                             FORM OF REGISTRATION RIGHTS AGREEMENT

 Exhibit F

                             FORM OF COMFORT LETTER